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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 5, 2002, except for Note 16 for which the date is December 20, 2002, relating to the financial statements of Network Engines, Inc., which appears in Network Engines, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the incorporation by reference of our report dated November 5, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                     /s/ PricewaterhouseCoopers LLP

                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
January 27, 2003